As filed with the Securities and Exchange Commission on__________, 2009
Registration No. 333-155553

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Corporate Security Consultants, Inc.
 (Name of small business issuer in its charter)

Nevada	8742	26-3549475
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Corporate Security Consultants, Inc.
3450 N. Hualapai Way #2195
Las Vegas, NV 89129
 (928) 202-8459
(Address and telephone number of principal executive offices and principal place of business)

Corporate Security Consultants, Inc.
3450 N. Hualapai Way #2195
Las Vegas, NV 89129
(928) 202-8459
(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [X]

Indicate by the check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company" in Rule 12b-2 of the Exchange Act.

(Check one):

Larger accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee [1]

Common stock	10,000,000 (2)	$0.02	$200,000	$7.86
	500,000 (3)	$0.02	$10,000	$0.39

(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).
(2) Existing Shareholders (selling shareholders will sell their shares at a fixed price of $0.02 per share for the duration of the offering).
(3) Direct Public Offering

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Corporate Security Consultants, Inc.
10,500,000 Shares of Common Stock at $0.02 per Share

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are offering for sale, 10,000,000 shares of common stock. In addition, we are offering a total of 500,000 shares of our common stock in a direct public offering, without any involvement of underwriters (other than our selling shareholders all of whom are deemed underwriters) or broker-dealers in an all or nothing offering. The offering price is $0.02 per share for both newly issued shares and those being sold by current shareholders. The selling shareholders will sell their shares at a fixed price of $0.02 per share for the duration of the offering. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed. In the event that 500,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 500,000 shares are not sold within 180 days from the effective date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If 500,000 shares are sold within 180 days from the effective date of this prospectus, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund. The funds will be maintained in a separate bank account at Bank of America, N.A. until we receive $10,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. In the event you are entitled to a refund, future actions by creditors in the subscription period could preclude or delay us in refunding your money because we do not have any escrow, trust or similar account.

Lawrence L. Schreiber, our sole officer and director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Mr. Schreiber will not receive any compensation for his role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

Offering Price Per Share	Offering Expenses(1)	Proceeds to Corporate Security Consultants, Inc.
$ 0.02	$0.001	$0.019

Offering: 10,000	$500	$9,500

(1)	These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ 2008.

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

Corporate Security Consultants, Inc.

We are a development stage company. We intend to be a Consulting company for businesses that want to establish an internal security operation.

We are a company without revenues or operations; we have minimal assets, and have incurred losses since inception.

Our principal executive office is located at 3450 N Hualapai Way #2195, Las Vegas, NV 89129 and our telephone number is (928)202-8459. We were formed under the laws of the State of Nevada on October 9, 2008.

The terms "Consultants" "we," "us" and "our" as used in this prospectus refer to Corporate Security Consultants, Inc.

The Offering

The following is a brief summary of the offering:

Securities being offered:	10,000,000 shares of common stock being held by Current shareholders and a minimum of 500,000 shares of newly issued common shares par value $0.001 per share in an all or nothing offering.

Offering price per share:	$0.02 per share

Offering period:	The shares are being offered for a period of 180 days, or an additional 90 days if extended by us, although we may close the offering on any date prior if the offering is fully subscribed.

Net proceeds to us:	$10,000 Less offering expenses of $500

Person making the determination whether the offering conditions are satisfied:	Lawrence E. Schreiber, our sole officer and director.

Use of proceeds:	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Number of shares outstanding before the offering:	10,000,000

Number of shares outstanding after the offering if all the shares are sold:	10,500,000

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

Period from
Oct. 9, 2008
(date of inception)
to Oct. 31, 2008
(Audited)
Balance Sheet
Total Assets	$5,975
Total Liabilities	$0
Stockholders Equity	$5,975

Period from
Oct. 9, 2008
(date of inception)
to Oct. 31, 2008
(Audited)
Income Statement
Revenue	$0
Total Expenses	$14,025
Net Income (Loss)	$(14,025)

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to Corporate Security Consultants, Inc.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on October 9, 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through Oct. 31, 2008 is $(14,025).

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	completion of this offering;

•	our ability to develop and continually update a functional, user-friendly subscription website;

•
our ability to procure and maintain on commercially reasonable terms relationships with third parties to develop and maintain our subscription website, network infrastructure, and transaction processing systems;

•	our ability to identify and pursue mediums through which we will be able to market our products;

•	our ability to attract customers to our subscription website;

•	our ability to generate revenues through subscriptions on our subscription website; and

•	our ability to manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

We may be unable to protect the intellectual property rights that we have.

Lawrence L. Schreiber, our sole officer and director, developed the concepts behind the business plan. Mr. Schreiber assigned any rights that he may have had in that line to us. Mr. Schreiber did not take any steps such as copyright or trademark protection to protect his rights, nor did he conduct any investigation to see if his plan infringed on the intellectual property rights of third parties. We have not conducted any investigation to see if the plan infringes on the intellectual property rights of others. We have also not taken any further steps to protect our intellectual property rights in the subscription website design nor do we intend to do so until after we receive the proceeds from the offering and start our operations.

Mr. Schreiber is under no contractual obligation to continue to develop new concepts nor is he under any contractual obligation to assign his rights in any new concepts to us. We do not intend to use any person other than Mr. Schreiber as a source of concepts to offer on our clients.

We intend to rely on a combination of copyright, trademark and trade secret protection and non-disclosure agreements with employees and third-party service providers to establish and protect the intellectual property rights that we have in the material we develop. There can be no assurance that our competitors will not independently develop products that are substantially equivalent or superior to ours. There also can be no assurance that the measures we adopt to protect our intellectual property rights will be adequate to do so. The ability of our competitors to develop products or other intellectual property rights equivalent or superior to ours or that our inability to enforce our intellectual property rights could have a material adverse affect our results of operation.

Though we do not believe that our business concepts will infringe on the intellectual property rights of third parties in any material respect, there can be no assurance that third parties will not claim infringement by us with respect to them. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

Changing consumer preferences will require periodic revising.

As a result of changing consumer preferences, there can be no assurance that any of our concepts will continue to be popular for a period of time. Our success will be dependent upon our ability to develop new and improved programs. Our failure to sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We face intense competition and our inability to successfully compete with our competitors will have a material adverse effect on our results of operation.

The Internal Security industry is highly competitive.  Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar products or alternatives to our services. We intend to rely solely on concepts and other intellectual property developed by Lawrence L. Schreiber, our sole officer and director. There can be no assurance that we will be available to support our operation or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

Intellectual property claims against us can be costly and could impair our business. Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could impair our business.

If we do not attract clients on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract clients on cost-effective terms. Our strategy to attract customers via our advertising, which has not been formalized or implemented, includes viral marketing, the practice of generating "buzz" among Internet users in our products through the developing and maintaining weblogs or "blogs", online journals that are updated frequently and available to the public, postings on online communities such as Yahoo!(R) Groups, and other methods of getting to refer others to our services by e-mail or word of mouth; search engine optimization, marketing via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with providers to increase our access to clients. We expect to rely on direct marketing as the primary source of clients. Our marketing strategy may not be enough to attract sufficient traffic to our clients. If we are unsuccessful at attracting a sufficient amount of traffic, our ability to get clients and our financial condition will be harmed.

To date we do not have any clients. We cannot guarantee that we will ever have any clients. Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We will be dependent on third parties to develop and maintain our original plan (based on concepts developed by our sole officer and director); and fulfill a number of customer service and other retail functions. If such parties are unwilling or unable to continue providing these services, our business could be severely harmed.

We will rely on third parties to develop and maintain some of our new concepts (based on concepts developed by Lawrence L. Schreiber, our sole officer and director) To date we have not entered into any formal relationship with any third parties to provide these services. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms. If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations. Even if we are able to build and maintain such relationships, if these parties are unable to deliver products on a timely basis, our customers could become dissatisfied and decline to make future purchases. If our customers become dissatisfied with the services provided by these third parties, our reputation and our company could suffer.

We may depend on some third-party delivery services to deliver our products to our customers on a timely and consistent basis.

Our operating results will depend on our ability to acquire and maintain clients any capacity restraints or systems failures could harm our business, results of operations and financial condition.

We have not fully developed our marketing plan, and we intend to use the proceeds from this offering to do so as described in the "Use of Proceeds" section of this prospectus. We will have to suspend or cease operations if we are unable to fully develop our marketing plan.

We are solely dependent upon the funds to be raised in this offering to initiate our operations, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and can't raise them we will have to terminate our operations.

We have not started our business operations. We need the proceeds from this offering to start our operations. If $10,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and can't raise the money, we will have to cease operations.

Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our sole officer and director, Lawrence L. Schreiber, will only be devoting limited time to our operations. Mr. Schreiber will be devoting approximately 20 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because our sole officer and director does not have prior experience in online marketing, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officer and director to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose his services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. Schreiber, our sole officer and director. If we lose the services or financial support of Mr. Schreiber, we will cease operations. Presently, Mr. Schreiber is committed to providing his time and financial resources to us. However, Mr. Schreiber does engage in other activities and only devotes and will devote a limited amount of time to our operations.

Risk factors for the proposed business include but are not limited to:

Industry-related risk factors:

Most standard contracts for consulting services to educate and train security officers are short term. If contracts are not maintained or new contracts are not obtained, operations that maintain the structural integrity of the company will be adversely affected. Additionally, a substantial part of our projected revenue will come from future clients. The loss of such contracts from reductions in force or other factors could have an adverse effect on the company’s operations.

Our business is dependent on security officer education and training consulting contracts. The standard one-year contract used with most clients can be terminated by either party with a 30- day written notice. Some of our long term customers will be serviced under month-to-month extensions of the written contract. In the case of a major client, services are provided under an oral contract which is an extension of the standard one year contract. Should an industry-wide or nationwide economic slowdown cause a reduction in force among our clients’ security officers, or if we are otherwise unable to maintain our existing security service contracts or obtain additional security service contracts, our business, financial condition, and results of operations could be adversely affected.

Security services we provide may subject our company to liability for substantial damages not covered by insurance.

We will provide consulting services at various locations. We may be held liable for negligent acts of misconduct of our agents or employees performed while on duty in the course of their employment. We may experience a significant volume of claims and litigation asserting that we are liable for damages as the result of conduct by our employees or others. We may from time to time be subject to claims that our officers have physically or emotionally harmed individuals in the course of providing these services or members of the public may otherwise be injured by events occurring on clients’ premises including events that are not under our immediate control. Individuals may bring personal injury lawsuits against us seeking substantial damages based on alleged negligence or other theories of liability in our provision of consulting security services, including with respect to injuries not directly caused by, or within the control of, our agents, employees or security officers. Under the principles of common law, we can generally be held liable for wrongful acts or omissions to act of our agents or employees during the course and within the scope of their agency employment with us.

In many cases our consulting security service contracts require us to indemnify our clients or may subject us to additional liability for events occurring on clients’ premises. In addition, some states have adopted statutes that make us responsible for the conduct of our agents and employees. While we intend to maintain insurance programs that provide coverage for certain liability risks including personal injury death and property damage, the laws of some states limit or prohibit insurance coverage for punitive arising from willful or grossly negligent conduct. Consequently, insurance coverage may not be adequate to cover all potential claims for damages. If a plaintiff brings a successful claim against us for punitive damages or in excess of our insurance coverage, we could incur substantial liabilities and our financial condition could be severely and adversely affected.

Since we intend to position ourselves as a consultant for premium, high quality security training and education in an industry that is traditionally price-sensitive, damage to our professional reputation, including as the result of a well-publicized breach of security or incident, could have a material adverse effect on our business.

To a large extent, relationships with clients and a reputation for high quality consulting contract security services will be calling cards, particularly with our position as a premium, high quality of consultative contract security services in an industry that is price sensitive. Customer expectations and perception of the quality of our services are in large part determined by regular contact between clients and our managers. If a customer is dissatisfied with our services it may be more damage in our business than in non-service related businesses. A well publicized incident of breach of security at one or more client locations could result in a negative perception of our company and its services, damage to our reputation, and the loss of current or potential clients. This would have an adverse effect on our business, financial condition, and results of operations.

Our growth strategy includes the evaluation of selective acquisition opportunities which may place significant demands on our resources. We may not be successful in identifying suitable acquisition opportunities and if such opportunities are identified, we may not be able to obtain acceptable financing for the acquisition, reach agreeable terms with acquisition candidates, or successfully integrate acquired businesses.

An element of our growth strategy is the acquisition and integration of complementary businesses in order to increase our density within certain geographic areas, capture market share in the markets in which operations currently exist and improve profitability. We will be unable to acquire other businesses if we are unable to identify suitable acquisition opportunities, obtain financing on acceptable terms, or reach mutually agreeable terms with acquisition candidates. In addition to the extent that consolidation becomes more prevalent in our industry, the prices for suitable acquisition candidates may increase to unacceptable levels thereby limiting our growth ability.

Our growth through selective acquisitions may place significant demands on management and our operational and financial resources. Acquisitions involve numerous risks including the diversion of our management’s attention from other business concerns, the possibility that current operating and financial systems and controls may be inadequate to deal with our growth and the potential loss of key employees.

We may also encounter difficulties in integrating any business we may acquire. Or will have recently acquired, with our existing operations. Success in these transactions depends on our ability to successfully merge corporate cultures and operational and financial systems, integrate and retain the customer base of the acquired company, and realize cost reduction synergies.

Failure to integrate acquired businesses successfully or to manage growth could have a material adverse effect on our business. Further, we may be unable to maintain or enhance the profitability of any acquired business, consolidate its operations to achieve cost savings, or maintain or renew any of its contracts.

In addition, liabilities may exist that we fail or are unable to discover in the course of performing due diligence investigations on any company we may acquire or have recently acquired. Also there may be additional costs relating to acquisitions including but not limited to possible purchase price adjustments. Any of our rights to indemnification from sellers to us, even if obtained, may not be enforceable, collectible, or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business or property acquired. Any such liabilities, individually or in aggregate, could have a material adverse effect on our business.

Terrorist activities at consulting security locations could have a material adverse effect on the business by incurring liability. Whether or not terrorist activity occurs at a client location, our insurance costs could increase, which would require us to comply with more burdensome regulations.

If any locations at which we provide consultative security related services are attacked by terrorists, liabilities resulting from such attacks may not be covered by insurance, leading to a material adverse effect on our business or financial condition. Terrorist activity could severely and adversely affect our business by requiring us to incur additional personnel costs as the result of compliance with expanded security rules and regulations.

In addition, terrorists attacks that do not directly involve locations serviced by us could have a material impact on us by increasing our insurance coverage costs or making insurance unavailable altogether. Insurance coverage for terrorist attacks currently is available under a $ 100 million excess liability policy. The policy is subsidized by the government under the Terrorist Reinsurance Act, or TRIA, adopted June 18, 2002. TRIA is a government sponsored program which allows insurance carriers to pass on liability exposure to the government in the event of a terrorist act. Should TRIA expire and not be renewed, insurance companies may no longer be willing to provide insurance coverage on the same terms, or at all. This could have a material adverse impact on us by increasing insurance costs or rendering us unable to obtain such insurance which, in the event of a terrorist attack, could materially adversely affect our business, financial condition, or results of our operation.

The consulting and security business is extremely competitive. If we cannot effectively compete with new or existing consulting security providers, the results of our operations and financial condition will be severely affected.

The consulting and contract security officer services industry is intensely competitive. Our direct competitors include companies that are national and international in scope and some competitors have substantially more personnel, financial, technical and marketing resources than we do, generate greater revenues than we do, and have greater name recognition than we do. The recent trends toward consolidation in the industry will likely lead to further competition. We also compete with smaller local and regional companies that may have better knowledge of local and regional conditions, are better known locally and therefore better able to gain clients in their regions. Entry into the consulting security services industry offers relatively low barriers, thus the expectation of facing additional competition from new entrants into the industry. In addition, some competitors may be willing to offer similar services at lower prices, accept a lower profit margin, or expend more capital to maintain or increase their business. If we are unable to successfully compete with new or experienced providers, our business, financial condition, and results of operations will be adversely affected.

If we are unable to attract, maintain and manage security companies with officers and administrative staff, our business will suffer.

Our business involves training and education in the labor-intensive delivery of contract security services. We derive our revenues largely from companies with contract security officer services performed by security officers. Our future performance depends in large part o0n our ability to service companies that attract, develop, maintain, educate, and retain skilled officers and administrative staff. Competition for the same labor poll is from other security firms, government agencies and similar enterprises are keen. As a result we may not be able to attract and retain sufficient numbers of companies in the future, which may adversely affect our future performance.

Turnover of contract security officers is significant. Loss of services or failure of client to recruit a significant number of skilled security officers and administrative staff could harm our business, financial condition, and results of operations, including our ability to secure and complete service contracts. Furthermore, if our existing administrative staff is not successfully managed, we may not be able to achieve anticipated billing rates, engagement quality, level of overtime, and other performance measures that are important to our business, financial condition, and results of operations.

Organized labor or occupational health and safety laws and regulations could have a material adverse effect on our operations.

A small percentage of the clients whom we train and educate are unionized. Our industry has been the subject of campaigns to increase the number of unionized employees. Although relationships with security officer providing companies is good, we cannot offer any assurances that organized labor action at one or more facilities will not occur, or that such activities, or any other labor facilities at which we have contracts or any of our clients, will affect us.

In addition, we and our clients are subject to, among other laws and regulations, comprehensive U.S. Occupational Health and Safety (OSHA) laws and regulations. Such laws and regulations may become more stringent and result in necessary modifications to our current practices that could force us to incur additional costs that could materially affect us.

Existing or future government regulation could harm our business.

Use of Internet

We are subject to the same federal, state and local laws as other companies obtaining business from the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. Current and future laws and regulations could harm our business, results of operation and financial condition.

Laws or regulations relating to privacy and data protection may adversely affect the growth of our  business or our marketing efforts.

We are subject to increasing regulation at the federal, state, and international levels relating to privacy and the use of personal user information. These data protection regulations and enforcement efforts may restrict our ability to collect demographic and personal information from users, which could be costly or harm our marketing efforts.

Risks Relating to this Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Some of our current shareholders will become eligible to sell their stock, which may adversely affect the market price of your stock and the Company’s ability to sell out this offering.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters (other than our selling shareholders all of whom are deemed underwriters) or broker-dealers. The table below sets fort the use of proceeds from this offering:

Gross Proceeds	$10,000
Offering Expenses	$500
Net Proceeds	$9,500

The net proceeds will be used as follows:

Concepts development	$5,000
Internet	$1,000
Marketing and advertising	$1,000
Legal and accounting	$2,500

All proceeds from the sale of the 10,000,000 shares from existing shareholders will be paid directly to those shareholders. The selling shareholders will sell their shares at a fixed price of $0.02 per share for the duration of the offering.

Total offering expenses of $500 to be paid from the proceeds of the $10,000 offering are for Securities and Exchange Commission registration fees ($10.00), and transfer agent fees ($490) connected with this offering. No other expenses of the offering will be paid from proceeds.

Upon completion of the offering, we intend to immediately initiate the development of our website. We intend to hire an outside web designer to assist us in designing and building our website and retaining a third party service provider to build and maintain our network infrastructure and transaction processing system. We believe that it will take two to three months to create a workable subscription website, network infrastructure, and transaction processing system.

Marketing and advertising will be focused on attracting clients to our website. Our strategy to attract customers to our website, which has not been formalized or implemented, includes viral marketing, through developing and maintaining blogs, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth; search engine optimization, which would involve marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with other  website providers to increase our exposure to Internet users. We intend to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. The cost of developing the marketing and advertising campaign is estimated to be $2,000.

We estimate that our legal, auditing, and accounting fees to be $2,500 during the next 12 months.

The proceeds from the offering will allow us to operate for 12 months. Lawrence L. Schreiber our sole officer and director, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $10,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•	our lack of operating history;
•	the proceeds to be raised by the offering;
•	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and
•	our relative cash requirements.

DILUTION OF THE PRICE PAID FOR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of Oct. 31, 2008, the net tangible book value of our shares of common stock was $5,975 or approximately $0.000597 per share based upon 10,000,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 10,500,000 shares to be outstanding, will be $15,975 or approximately $0.00152 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.000923 per share without any additional investment on their part. You will incur an immediate dilution of $0.00185 per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 4.7% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $10,000, or $0.02 per share. Our existing shareholders will own approximately 95.3% of the total number of shares then outstanding, for which they will have made contributions of $20,000 in professional services, or approximately $0.002 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering	$0.000597
Net tangible book value per share after offering	$0.00152
Increase to present shareholders in net tangible book value per share after offering	$0.000923
Number of shares outstanding before the offering	10,000,000
Percentage of ownership after offering assuming maximum number of shares are sold.	95.3%

Purchasers of shares in this offering if all of the shares are sold:

Price per share	$0.02
Dilution per share	$0.00185
Capital contributions	$10,000
Number of shares after offering held by public investors	50,000
Percentage of ownership after offering	4.7%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 500,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers (other than our selling shareholders all of whom are deemed underwriters). In addition 10,000,000 shares are being sold by current shareholders. The offering price is $0.02 per share. The selling shareholders will sell their shares at a fixed price of $0.02 per share for the duration of the offering. Funds from this offering will be placed in a separate bank account at Bank of America, N.A. Its telephone number is (800) 432-1000. The funds will be maintained in the separate bank until we receive $10,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. If we have not sold 500,000 shares and raised $10,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we choose to extend the offering, all funds will be promptly returned to you without a deduction of any kind.  During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise $10,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Lawrence L. Schreiber, our sole officer and director, will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

Our sole officer and director will not purchase shares in this offering.

We will sell the shares in this offering through Lawrence L. Schreiber, our sole officer and director. He will not receive any commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Schreiber is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering. He is not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of  Mr. Schreiber. Mr. Schreiber will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. Schreiber. Further, the shares will not be offered through any media or through investment meetings. Mr. Schreiber will personally contact a potential investor.  The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in the state of Nevada. Prior to selling our shares in the foregoing jurisdiction, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened at Bank of America, N.A. The subscription price will be deposited into the account. Payment will be made by check or bank wire.

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. The selling shareholders will sell their shares at a fixed price of $0.02 per share for the duration of the offering. These shares may be sold by one or more of the following methods, without limitations.

•	A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
•	Ordinary brokerage transactions and transactions in which the broker solicits purchasers
•	Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors. To our knowledge, no selling shareholder is affiliated with a broker/dealer.

LIST OF SELLING SHAREHOLDERS

As of Oct. 31, 2008
Name	Shares to be sold	Percentage ownership
Lawrence L. Schreiber	8,000,000	80%
Nathan Montgomery	500,000	5%
David Martha	500,000	5%
Derek Carbajal	500,000	5%
Robert M. Sandovel, Jr.	500,000	5%

Number of Shareholders:	5

To our knowledge, no selling shareholder had any relationship with an Officer and Director.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.           execute and deliver a subscription agreement; and

2.           deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Corporate Security Consultants, Inc. and sent to Corporate Security Consultants, Inc., 3450 N. Hualapai Way #2195, Las Vegas, NV 89129

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of America N.A., until we have received $10,000. Upon receipt of $10,000, we will withdraw and use the funds. If we do not receive the $10,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

BUSINESS

Corporate Security Consultants, Inc., was incorporated pursuant to the laws of the State of Nevada on October 9, 2008.

Our Business

MISSION: To provide counseling, support, and training to clients that provide security and investigative services to their employee security departments.

TARGET AUDIENCE: Clients who would seek the services of Corporate Security Consultants are those that seek to strengthen, enhance, and train their own employees in areas including but not limited to:

•	Contract Security Officers
•	Criminal and Civil investigations
•	Personal Injury investigations
•	Real Estate investigations
•	Witness locating, Interviews and Polygraph assessment
•	Intellectual Property, Patent, Trademark, and Copyright issues
•	Research, Due Diligence, and Document Services
•	Pre-hire, Background screening, and Verification
•	Accident investigation
•	Surveillance and Claim investigations
•	Loss prevention

Clients range in size from small companies that provide Security Officers at client’s own site to world-class corporation that seek to enhance their risk management, internal security and investigative departments. Corporate Security Consultants will provide in-house on-site training as well as related documentation and reports.

THE COMPANY: Corporate Security Consultants  Intends to provide premium consulting services to quality conscious clients in markets throughout the United States. A snapshot of clients who use our services shows entities already providing security officers in carious settings including, but not limited to high rise office buildings, corporate headquarters, high-end retail venues, and financial, medical, educations, research, and industrial sites. Our mission is to address the needs of our client companies as they grow and require a more complete and proactive higher level of security service.

Corporate Security Consultants services are based on the SYSTEM THEORY psychological model which provides assistance in perfecting the skills necessary to create a proactive, integrated staff with complementary skills that quickly adapt to changing client needs.

Psychological assessment and interviewing skills are essential in the threat/risk management arena and must be developed and strengthened from top to bottom by users. By utilizing only proven and reliable sources, clients are assured of accurate results and the utmost discretion. As an additional benefit to clients, Corporate Security Consultants are apprised of emerging technologies in the industry and their appropriate application.

Corporate Security Consultants offers clients enhanced training in the collection, assessment and application of information, utilizing a professional summary tailored to specific client needs and budget. This allows staff to make intelligent, informed decisions with respect to laws as well as the client’s own policies and procedures. Corporate officers are advised in regards to any security needs and deficiencies including advanced training in vital skills such as conflict mediation and resolution, negotiation, and presentation to end users.

NEED:  Corporate Security Consultants was created in response to the growing influence of Risk Management departments, to identify and respond to a broader set of requirements. In recent years demands made by corporate clients on their security departments have increased exponentially particularly in the arenas of employee screening, protection of intellectual property (corporate espionage) physical site surveillance, and executive protection protocols. The expertise required by companies providing services to address said demands has resulted in a new customer base which demands enhanced training and consultation to meet this growing need.

Annual revenues of clients for the 2008 calendar year are expected to exceed $ 17 billion, thereby providing opportunities for expansion and growth in the corporate security arena. Expanded spending is related to the real and perceived risks of increasingly violent and property crimes as well as the perception that safety officials are too overburdened to adequately protect the public. This perception extrapolates to the corporate, industrial and private industry sectors. The perception is further exacerbated by the increasingly litigious nature of our society as well as the ever-broadening global business setting in which corporate espionage and intellectual property theft as well as copyright/ownership issues are rampant.

Issues cited above have become so complex and pervasive for non-core proprietary operations such as security that companies are unwilling or unable to deal with them in house. Hence, a trend toward outsourcing of these services is fast becoming a growing trend. Corporate Security Consultants brings a level of expertise to the clients who face increasingly more sophisticated risk and therefore demand a higher caliber of security than they are able to provide in-house.

RESPONSE: In an effort to meet the needs of the industry the first order of business will be to create a safety/security team. This team is comprised of department heads from across the clients’ own work force. They are tasked with two primary missions. First is the identification of major areas/needs that require education and training to heighten awareness of existing issues. Second is the creation of a modus operandi that will foster a safety/security consciousness that permeates their entire workforce and thus establish a culture of safety and awareness that is supported by the entire company.

To facilitate the above, the establishment of both voluntary and mandatory training programs must take place to include the clients’ officers, both in house and contracted, thus allowing a sense of ownership and pride. Implementation of this goal provides the additional benefit of increased employee retention.

MARKETING PLAN:  Corporate Security Consultants will seek clients in a variety of venues including internet advertising, ads in trade magazines, and word-of-mouth referrals. Once potential clients contact Corporate Security Consultants a free initial consultation will be established to identify their needs and discuss the time frame and budget required to meet those needs. An education and training program will be developed to include a comprehensive curriculum for both classroom and field training. Since the curriculum and training will be client specific, different formats will allow for clients whether they utilize in-house officers or an outsourced force. Clients whose security work force is provided in-house will also receive a comprehensive program proposal which can be tailored to fit the specific needs of individual departments. Such flexibility allows each individual plan to be adjusted and fine tuned during the implementation of the program in order to address specific needs of the client.

Clients whose officers are outsourced will receive additional role-play exercises as well as full cross training utilizing the latest tools and technology as teaching aids.

Further marketing will include addressing client needs which are identified by their own officers during ongoing program evaluation. Response to identified needs which often arise during periodic assessments allow for requests to flow upstream and be addressed. As the training program becomes more sophisticated it results in more sophisticated, highly trained officers, thus increasing both the rate-per-hour and number of billable hours required to address the upgrades services. Such a value added concept results in vertical contributions to the client including better trained, more sophisticated, higher caliber officers whose services command billing at an increased rate and whose additional services can result in additional billable hours. Further, the upgrading of officers encourages the negotiation of long term contracts and referrals.

ASSESSMENT: Post training assessment will require each officer to demonstrate proficiency through rigorous oral and written exams and periodic re-certification. Thus officers will be able to keep pace in a rapidly changing security environment.

ONGOING PLAN EVALUATION: As client needs change with legislation or new edicts from risk management the initial program can be adjusted to respond. Evaluation will be done at regular intervals as provided for in the initial contract and results of those evaluations will allow for a heightened and more sophisticated plan. Depending on specific needs and requirements one-to-one training can be tailored to even the most specific of procedures. Such evaluation and adjustment will take into consideration the specific differences between types of security offered to clients to whose primary concerns are high rise office buildings, corporate headquarters, high-end retail venues, financial, medical, educations, research, industrial sites, etc.

Regularly scheduled evaluations also provide Corporate Security Consultants the ability to offer clients periodic updates which highlight both industry wide and client specific requirements.

Proprietary Rights

See the Risk Factors section of this prospectus for a discussion on the intellectual property issues we face in our business.

Government Regulation

See the Risk Factors section of this prospectus for a discussion relevant government regulation and the legal uncertainties related to our business activities.

Employees

As of Oct. 31, 2008, we have no employees other than our sole officer and director. We anticipate that we will be unable to hire any employees in the next twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our sole officer and director, Lawrence L. Schreiber.

Facilities

Our executive, administrative and operating offices are located at3450 N. Hualapai Way # 2195, Las Vegas, NV 89129. This is also the office of our sole officer and director, Lawrence L. Schreiber. Mr. Schreiber makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

MANAGEMENT'S DISCUSSION AND ANAYLSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our subscription website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations,  We believe the technical aspects of our subscription website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. The money we raised from a private placement memorandum and the money we raise in this offering will last 12 months.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise $10,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months.

Upon completion of our public offering, our specific goal is to profitably develop our website. We intend to accomplish the foregoing through the following milestones:

1.
Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.
After completing the offering, we will intensify development of our plan, concepts and website and begin negotiations with service providers to develop our network infrastructure and transaction processing systems. The negotiation of service providers and the development and maintenance of plan, concepts website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our website will take approximately three months, and developing workable versions of our network infrastructure and transaction processing systems will take approximately six months. A breakdown of the costs of developing our needs is set forth in the Use of Proceeds section of this prospectus.

3.
Approximately 90 days after we complete our public offering, we intend to promote our services primarily through advertising and marketing, such as blogs, posting online communities such as Yahoo!(R) Groups and amateur subscription websites such as YouTube.com. and other methods of getting Internet users to refer others to our website by e-mail or word of mouth. We also intend to use search engine optimization, via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers. We believe that it will cost a minimum of $2,000 for our marketing campaign. Marketing is an on-going matter that will continue during the life of our operations. A detailed breakdown of marketing costs for 12 months is set forth in the Use of Proceeds section of this prospectus.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we may have to seek additional financing  to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on October 9, 2008 to October 31, 2008.

Since inception, we sold 8,000,000 shares of common stock to our sole officer and director for professional services, and 2,000,000 shares of common stock to four investors for $10,000 in cash. Total 10,000,000 shares.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. If we raise $10,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully add clients to our base, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by Mr. Schreiber.

Pursuant thereto, if no funds are raised in our offering then Mr. Schreiber has agreed not to seek repayment of expenses he has paid on our behalf and we will not be liable to Mr. Schreiber or any other party for payment of expenses undertaken by Mr. Schreiber on our behalf. If we do not raise $10,000 in this offering, we will not be able to satisfy our cash requirements and will immediately go out of business.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 10,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of Oct. 31, 2008, our total assets were $5,975 and our total liabilities were $ 0. As of Oct. 31, 2008, we had cash of $5,975.  Lawrence L. Schreiber, our sole officer and director, is willing to loan us the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Our current liabilities to Mr. Schreiber do not have to be paid at this time, and will not be repaid from the proceeds of this offering. Our related party liabilities consist of money advanced by our sole officer and director.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of Oct. 31, 2008 regarding the number of shares of common stock of Security beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of our stock.

	Shares Before	Shares After
Name and Address of	the Offering/	the Offering/
Beneficial Owner (1)(2)(3)	Percent of Class	Percent of Class

Lawrence E. Schreiber	8,000,000/ 80.0%	8,000,000/76.19%
2620 Regatta Drive #102
Las Vegas, NV 89128

Derek Carbajal	500,000/5%	500,000/4.76%
7304 Enchanted Rock Ave.
Las Vegas, NV 89113

David Martha	500,000/5%	500,000/4%
558 Truffles St
Henderson, NV 89015

Robert M. Sandovel, Jr.	500,000/5%	500,000/4%
2610 Begonia Valley Ave.
Henderson, NV 89074

Nathan Montgomery	500,000/5%	500,000/4.76%
460 Punta Vallata Drive
Henderson, NV 89011

(1) All directors, named executive officers, and persons owning 5% or more of Journal’ stock have sole voting and investment power with respect to the shares listed.

(2) No director, named executive officer, or persons owning 5% or more of Journals' stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

(3) The shares are held by Lawrence E. Schreiber, Derek Carbajal, David Martha, Robert M. Sandovel, Jr. and Nathan Montgomery.

There are no arrangements currently in place which may result in a change of control of  the company.

MANAGEMENT

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Lawrence E. Schreiber	51	President, Chief Executive Officer,
3450 N Hualapai Way #2195		Chief Financial Officer, Treasurer,
Las Vegas, NV 89128		Secretary and sole Director

Our sole director will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

Lawrence E. Schreiber--President, Chief Executive Officer, Treasurer,  Chief Financial Officer, Secretary, and Sole Director.

LAWRENCE E. SCHREIBER B.A., M.A.

BACHELOR OF ARTS, PSYCHOLOGY; MINOR, SPANISH;

December 1979
Northern Illinois University, DeKalb, Illinois.

MASTER OF ARTS, CLINICAL PSYCHOLOGY
MASTER OF ARTS, COUNSELING PSYCHOLOGY
John F. Kennedy University, Graduate School of Professional Psychology, Orinda, California (Clinical Program completed June, 1984.)

Mr. Schreiber has been licensed in 4 states by the Department of Public Safety in Arizona, California, Nevada and Oregon; has led in-house Security Departments for clients such as The Hyatt, has worked with the security departments at the Bellagio, Hebrew Academy, Southwest Protective Services (largest Security/Consulting Company in Northern Arizona), and other corporate clients. Mr. Schreiber has also been a Private Investigator, worked with high-end retailers, Workman’s Comp and fraud cases, and is currently on the security staff at the Venetian Resort, Hotel and Casino and is licensed by the Nevada State Gaming Control Board.

Battered Women’s Alternative - Lafayette, California

John F. Kennedy University Community Counseling Center, Oakland, California

Cinnabon	California, Arizona

Pizza Hut	Phoenix, Arizona, California

Aggressive Corporation	Lisle, Illinois

Bankone Ball Park	Arizona Diamondbacks

Southwest Protective Services,	Sedona, Arizona

Hyatt Resort	Sedona, Arizona

PRC Security and Investigations	Las Vegas, Nevada

Bellagio	Las Vegas, Nevada

Caesars Palace	Las Vegas. Nevada

Sahara	Las Vegas, Nevada

Luxor	Las Vegas, Nevada

Venetian	Las Vegas, Nevada

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Schreiber devotes approximately 20 hours per week to Consultants. The only conflict that exists is Mr. Schreiber's devotion of time to other projects. Mr. Schreiber's current work interests, noted above, are not competitors of the Company since the purpose of these other businesses is not to offer security consulting to clients.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on Oct. 9, 2008 through Oct. 31, 2008, to our sole officer and director. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long Term Compensation
					Awards		Payouts
	Annual Compensation				Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	Other Annual
Name and	Years	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Principle Position		($)	($)		($)	SARs (#)	($)	($)

Lawrence L. Schreiber,	2008	0	0	0	0	0	0	0
President, Secretary,
Treasurer,
and Director

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 10,000,000 shares of common stock outstanding which are restricted securities that may be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. We have no agreement to register these shares. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing 6 months after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period.

The number of holders of record of shares of our common stock is five. On October 13, 2008, Lawrence E. Schreiber, our sole officer and director, received 8,000,000 shares of common stock, and on October 21, 2008,  Derek Carajal, David Martha, Robert M. Sandovel Jr. and Nathan Montgomery received 500,000 shares of common stock each (total 2,000,000 shares) all of which are restricted securities.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue Seventy Five Million (75,000,000) shares of Common Stock (the “Common Stock”) of Par Value of ($0.001).  As of the date of this Offering the Company had 10,000,000 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities.  The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company.  There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock.  All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock.  Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights.  The Shares of Common Stock outstanding at the Closing will be validly issued, fully paid and non-assessable.  The Company has issued no options or warrants to any individual or entity.

Upon any liquidation, dissolution or winding-up of  Consultants, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

Preferred Stock

The Company does not have any authorized shares of Preferred Stock.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote per Share for each Common Share held of record by Company shareholders.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately 96% of our outstanding shares.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth.  For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business.  Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Transfer Agent

We will use Empire Stock Transfer as our transfer agent.

Shares Eligible for Future Sale

The Securities offered hereby are "restricted securities" as that term is defined in SEC Rule 144 of the 1933 Securities Act ("Rule 144"), and may not be resold without registration under the Securities Act.  Provided certain requirements are met, the Shares of Common Stock purchased hereunder may be resold pursuant to Rule 144 or may be resold pursuant to another exemption from the registration requirement.

Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held for 6 months or more, may sell every three months the greater of: (a) an amount equal to one percent of the Company's outstanding shares; or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale. Persons who are not affiliates of the Company may sell shares beneficially owned for at least one year at the time of the proposed sale without regard to volume restrictions.  Lastly, there is no existing public or other market for the Shares, and there is no assurance that any such market will develop in the foreseeable future.

Due to the above, all Shares offered herein will contain the following or similar restrictive legend to be placed on the certificates representing these securities:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state.  They have been acquired by the holder for investment and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement covering these securities under the 1933 Act or laws, or an opinion of legal counsel satisfactory to the Company and its counsel that registration is not required thereunder."

It is anticipated that all of the Shares sold pursuant to this Offering, unless acquired by affiliates, may not be subject to restrictions on transferability, depending on registration with individual states, and will, upon issuance, be eligible for sale into any public market which may develop for the Common Stock of the Company upon compliance with registration requirements as promulgated under the Securities Act of 1933 and according to appropriate state securities laws.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined in Item 509 of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 13, 2008, we issued 8,000,000 shares of restricted common stock to Lawrence L. Schreiber, our sole officer and director, in consideration for professional services valued at $8,000.  On October  21, 2008 we issued 2,000,000 of restricted common stock to Derek Carbajal, David Martha, Robert M. Sandovel, Jr., and Nathan Montgomery for $10,000 in cash. This represents the complete interests of our current shareholders prior to any further issuance of stock under this registration statement.

Our executive, administrative and operating offices are located at Mr. Schreiber's office. Mr. Schreiber provides space for the company's operations free of charge. There are no written agreements evidencing this arrangement.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICTION FOR SECURITES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements for the period from inception to Oct. 31, 2008 included in this prospectus, have been audited by The Blackwing Group, LLC telephone (816) 813-0098, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Abby Ertz, Esq., has acted as our legal counsel in providing an opinion for this filing.

Corporate Security Consultants, Inc.

FINANCIAL STATEMENTS

Oct. 31, 2008

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Corporate Security Consultants, Inc. (A Development Stage Enterprise)
3450 N Hualapai Way #2195
Las Vegas, NV 89129

We have audited the accompanying balance sheet of Corporate Security Consultants, Inc. (A Development Stage Enterprise) as of October 31, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Corporate Security Consultants, Inc. (A Development Stage Enterprise) as of October 31, 2008, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC
Issuing Office: Independence, MO
November 19, 2008

CORPORATE SECURITY CONSULTANTS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
OCTOBER 31, 2008

ASSETS

Current Assets
Cash and Cash Equivalents	5,617
Prepaid Expenses	-
Total Current Assets	5,617

Other Assets
Organization Costs	358
Total Other Assets	358

Total Assets	5,975

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Note B)
Common stock, 0.001 par value;
75,000,000 shares authorized;
12,000,000 shares issued and outstanding	12,000
Additional Paid in Capital	8,000
Retained Earnings (Accumulated Deficit)	(14,025)
Total Stockholders' Equity	5,975

Total Liabilities and Stockholders' Equity	5,975

See Accountants’ Audit Report.

CORPORATE SECURITY CONSULTANTS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED OCTOBER 31, 2008

Income
Revenues	$-
Total Income	-

Total Cost of Sales	-

Gross Profit (Loss)	-

General and Administrative Expenses
Administration Fees	1,775
Postage	100
Professional Fees	12,150
Organization Costs	-
Total General and Administrative Expenses	14,025

Net Income (Loss)	$(14,025)

Per Share Information:

Net Income (Loss) per share - 12,000,000 shares issued	$(0.001)

Basic weighted average number
common stock shares outstanding	9,636,364

Diluted weighted average number
common stock shares outstanding	9,636,364

See Accountants’ Audit Report.

CORPORATE SECURITY CONSULTANTS, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED OCTOBER 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (Loss)	$(14,025)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
(Increase) decrease in:
Accounts Receivable	-
Prepaid Expenses	-
Increase (decrease) in:
Accounts Payable	-
Net Cash Provided (Used) By Operating Activities	(14,025)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Sale of Common Stock	20,000
Net Cash (Used) By Financing Activities	20,000

NET INCREASE (DECREASE) IN CASH	5,975

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$5,975

See Accountants’ Audit Report.

CORPORATE SECURITY CONSULTANTS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON OCTOBER 9, 2008
(Expressed in US Dollars)

Capital Stock Issued	Number of	Par	Additional Paid	Deficit	Total Stockholders'
	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- October 13, 2008	10,000,000	0.001	-	-	10,000
common stock issued for services

- October 21, 2008	2,000,000	0.001	8,000	-	10,000
common stock issued for cash

Net Loss for the period from October 9, 2008				(14,025)	(14,025)
to October 31, 2008
Balance as of October 31, 2008	12,000,000	0.001	8,000	(14,025)	5,975

See Accountants’ Audit Report.

CORPORATE SECURITY CONSULTANTS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF OCTOBER 9, 2008
TO OCTOBER 31, 2008

A summary of significant accounting policies of Corporate Security Consultants, Inc. (A Development Stage Enterprise) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

NOTE 1 - NATURE OF BUSINESS

Development Stage Enterprise

Corporate Security Consultants, Inc. (the "Company"), a development stage enterprise, was incorporated in the State of Nevada on October 9, 2008. Corporate Security Consultants is a consulting firm offering internal security operation evaluations and improvement reports.

Corporate Security Consultants, Inc. plans to services to companies looking to establish or improve on their internal security procedures and systems The Company feels that this industry is a developing industry related to companies desiring to comply with Sarbanes Oxley regulations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise

The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Company Year End

The Company has elected to have a December 31st year-end.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the publication is provided and costs are recorded in the period incurred rather than paid.

CORPORATE SECURITY CONSULTANTS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF OCTOBER 9, 2008
TO OCTOBER 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5 - 7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Fair Value of Financial Instruments

The Company's financial instruments are all carried at amounts that approximate their estimated fair value as of October 31, 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carry forwards generated by sustaining deficits during the development stage.

CORPORATE SECURITY CONSULTANTS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF OCTOBER 9, 2008
TO OCTOBER 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs

Advertising and promotions costs are expensed as incurred.  The Company incurred no such expenses since inception.

Recent Accounting Pronouncements

Stock-Based Compensation

In March of 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123.”  SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In June 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133.  “Accounting for Derivative Instruments and Hedging Activities, “SFAS No. 149 is generally effective for contracts entered into or modified after October 31, 2003 and for hedging relationships designated after October 31, 2003.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances).  SFAS No. 150 was effective for financial statements entered into or modified after May 31, 2003 and otherwise was effective and adopted by the Company in 2003.

Share Based Payments

In March 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), "Share-Based Payment, " FAS 123R replaces FAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the "modified prospective" transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its' results and financial position.

CORPORATE SECURITY CONSULTANTS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF OCTOBER 9, 2008
TO OCTOBER 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Exchange of Non-Monetary Assets

On March 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2008. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

Change in Accounting Principle

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  This statement changes the requirements for the accounting for and reporting of a change in accounting principle.  Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle.  This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, when practicable.

Fair Value Measurements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements.

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position.

CORPORATE SECURITY CONSULTANTS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF OCTOBER 9, 2008
TO OCTOBER 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Option for Financial Assets and Financial Liabilities (continued)

Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued SFAS 160, “Noncontrolling interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company’s financial statements.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE 3 - STOCKHOLDERS' EQUITY

On October 9, 2008 the Company was formed with one class of common stock, par value $0.001. The Company authorized 75,000,000 shares of common stock.

On October 13, 2008, the Company issued 10,000,000 shares of stock to its sole officer and director for services provided valued at $10,000. In addition, the Company issued on October 21, a total of 2,000,000 shares of its common stock in a private placement memorandum to Derek Carbajal, David Martha, Robert M. Sandovel, Jr. and Nathan Montgomery. Each of the four purchasers received 500,000 shares of stock for the payment of $2,500 in cash. Therefore, the 2,000,000 shares were sold for a total cash amount of $10,000.

Corporate Security Consultants, Inc. relied in Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Mr. Carbajal, Mr. Martha, Mr. Sandovel and Mr. Montgomery. All the initial shareholders agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

CORPORATE SECURITY CONSULTANTS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF OCTOBER 9, 2008
TO OCTOBER 31, 2008

NOTE 4 - GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred no activity since inception other than the issuance of stock for the period October 9, 2008 (Inception) through October 31, 2008. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales.  This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's service development efforts. Management's plans include marketing of their services and establishment of key management personnel to support the business plan. With the business plan being followed, Management believes along with working capital being raised that the operations and sales will make the Company a viable entity over the next twelve months.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

NOTE 5 - NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of Ten Million Five Hundred Four Thousand Five Hundred Ninety Seven (10,504,597) outstanding in the development period ending October 31, 2008.

NOTE 5 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities.  Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.
At October 31, 2008, deferred tax assets consist of the following:

Net operating loss carryforwards	$14,025
Less: valuation allowance	(14,025)
$-0-

At October 31, 2008, the Company had $14,025 accumulated deficits during the development stage to offset future taxable income.   The Company has established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Wyoming laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$10
Printing Expenses	$0
Audit/Administrative Fees and Expenses	$2,500
Transfer Agent Fees	$490
TOTAL	$3,000

RECENT SALES OF UNREGISTERED SECURITIES.

On October 13, 2008, Corporate Security Consultants, Inc., transferred 8,000,000 restricted shares of common stock to Lawrence L. Schreiber for services valued at $8,000, and on October 21, 2008, a Private Placement Memorandum consisting of 500,000 restricted shares of common stock were sold to Derek Carbajal, David Martha, Robert M. Sandovel, Jr. and Nathan Montgomery, total 2,000,000 shares for $10,000 in cash. Consultants relied in Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Mr. Schreiber, Mr. Carbajal, Mr. Martha, Mr. Sandovel and Mr. Montgomery. Mr. Schreiber, Mr. Carbajal, Mr. Martha, Mr. Sandovel and Mr. Montgomery are all financially sophisticated investors.

The Company believes that the exemption from registration for these sales under Section 4(2) was available because:

Lawrence L. Schreiber is an executive officer of Corporate Security Consultants, Inc. and thus had access to all material information about the Company before investing;

Derek Carbajal, David Martha, Robert M. Sandovel, Jr. and Nathan Montgomery were in possession of all material information about the Company before investing.

There was no general advertising or solicitation; and

The shares bear a restrictive transfer legend.

EXHIBITS.

Exhibit No.	Description

3.1	Certificate of Formation of Corporate Security Consultants, Inc.
3.2	Bylaws of Corporate Security Consultants, Inc.
5.1	Opinion of Abby Ertz, Esq.
23.1	Consent of The Blackwing Group, LLC
23.2	Consent of Abby Ertz Esq.
99.1	Form of subscription agreement for Common Stock.

UNDERTAKINGS.

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)           Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of  appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(v)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(vi)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on January 5, 2009.

Corporate Security Consultants, Inc.

By:  /s/ Lawrence E. Schreiber
Lawrence E. Schreiber
President, Secretary, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on January 5, 2009:

Signature	Title
/s/ Lawrence E. Schreiber	President, Secretary, Treasurer, and Director
Lawrence E. Schreiber	Chief Executive Officer, Chief Financial
Officer, and Chief Accounting Officer